Exhibit 24.1
POWER OF ATTORNEY
          Each person whose signature appears below hereby constitutes and appoints Alan R. Blank, Thomas P. Mahoney, and Jeffrey K. Reeser and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Newmont Mining Corporation, and any and all amendments (including post-effective amendments and additions to such Registration Statement that are filed pursuant to Rules 413 and 462 of the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard T. O’Brien Richard T. O’Brien	Director, President and Chief Executive Officer (Principal Executive Officer)	September 14, 2009

/s/ Russell D. Ball
Russell D. Ball	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 14, 2009

/s/ Roger Johnson
Roger Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 14, 2009

/s/ Glen A. Barton
Glen A. Barton	Director	September 14, 2009

/s/ Vincent A. Calarco
Vincent A. Calarco	Director	September 14, 2009

/s/ Joseph A. Carrabba
Joseph A. Carrabba	Director	September 14, 2009

/s/ Noreen Doyle
Noreen Doyle	Director	September 14, 2009

/s/ Veronica M. Hagen
Veronica M. Hagen	Director	September 14, 2009

Signature	Title	Date

/s/ Michael S. Hamson
Michael S. Hamson	Director	September 14, 2009

/s/ Robert J. Miller
Robert J. Miller	Director	September 14, 2009

/s/ John B. Prescott
John B. Prescott	Director	September 14, 2009

/s/ Donald C. Roth
Donald C. Roth	Director	September 14, 2009

/s/ James V. Taranik
James V. Taranik	Director	September 14, 2009

Simon R. Thompson	Director

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